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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in this Registration Statement of Commercial Metals Company on Form S-8 of our reports dated October 13, 1999, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1999 and to the reference to our firm under "Item 5. Interests of Named Experts and Counsel."



Deloitte & Touche LLP
Dallas, Texas

July 31, 2000